UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2006

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Board of Directors Compensation Schedule.

On March 16, 2006, the Board of Directors of Martek Biosciences Corporation (the "Corporation") met and approved the following compensation schedule for its members effective March 16, 2006:

Schedule of Directors’ Compensation

Board of Directors Annual Retainer: $40,000
Board of Directors Meeting Fee: $2,000
Audit Committee Chairman Annual Retainer : $8,000
Compensation Committee Chairman Annual Retainer: $4,000
Nominating and Corporate Governance Committee Chairman Annual Retainer: $4,000
Audit Committee Members Annual Retainer: $4,000
Compensation Committee Members Annual Retainer: $2,000
Nominating and Corporate Governance Committee Members Annual Retainer: $2,000
Meeting Fee for Audit, Compensation and Nominating and Corporate Governance Committees: $1,000
Stock Options- Initial Grant: 10,000 shares
Stock Options- Annual Grant: 5,000 shares

Management Cash Bonus Incentive Plan.

The named executive officers and certain other employees of the Corporation and its subsidiaries are eligible for annual cash incentive compensation under the Amended and Restated Management Cash Bonus Incentive Plan ("Bonus Plan"). The Compensation Committee of the Board of Directors administers the Bonus Plan, which is designed to compensate key management personnel for reaching certain performance milestones and to aid the Corporation in attracting, retaining and motivating personnel required for the Corporation’s continued growth. Bonuses are paid to these eligible participants during the first quarter of the following fiscal year based upon annual corporate performance measures for that year as well as individual performance. The Compensation Committee has established current corporate performance goals under the Bonus Plan related to revenue, earnings, research achievements and product and business development. Currently, the maximum amount that each named executive officer is eligible to receive under the Bonus Plan is 100% of base salary.

Gordon S. Macklin Appointed as Senior Business Advisor.

On March 16, 2006, the Board of Directors appointed Mr. Gordon S. Macklin as Senior Business Advisor. Mr. Macklin, a former director of the Corporation whose term in office expired at the March 16, 2006 Annual Meeting of Stockholders, will attend such meetings of the Board of Directors as requested by the Board and will receive $3,000 for each meeting that he attends.

Amendment to the Amended and Restated 2004 Stock Incentive Plan.

At the Corporation's Annual Meeting of Stockholders held on March 16, 2006, the Corporation's stockholders approved an Amendment to the Amended and Restated 2004 Stock Incentive Plan ("Plan"). The following changes were made to the Plan:
• increase the total number of shares of stock reserved for issuance under the plan by 1,000,000 shares to 2,574,791 shares, plus shares that become available as a result of forfeitures under the Corporation's 2002 Stock Incentive Plan after January 28, 2005;
• simplify share counting under the plan by eliminating the Corporation's right to add back to the pool of shares of stock available for grant under the plan those shares of stock that are repurchased by the Corporation using option proceeds;
• increase the number of shares of stock that may be issued as awards other than options and stock appreciation rights from 750,000 shares to 1,000,000 shares;
• increase the number of shares of stock that may be granted to an individual in a calendar year other than pursuant to an option or stock appreciation right from 50,000 shares to 75,000 shares; and
• add two new performance goals of technology development milestones and business development achievements.

The above summary of the changes to the Plan is qualified by reference to the full text of the Amendment to the Amended and Restated 2004 Stock Incentive Plan, filed as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2006, the Board of Directors approved an amendment ("Amendment") to Article III, Section 2 "Compensation Committee" of its Amended and Restated By-laws. The Amendment served to increase the number of members of the Compensation Committee from three members to four. A copy of the Amendment to the Amended and Restated By-laws is filed as Exhibit 3.1 to this Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amendment to the Amended and Restated By-laws dated March 16, 2006. (filed herewith).
10.1 Amendment to the Amended and Restated 2004 Stock Incentive Plan (filed as Exhibit B to the Corporation's 2006 Definitive Proxy Statement, File No. 0-22354, filed February 10, 2006, and incorporated by reference herein).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

March 22, 2006	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Amended and Restated By-laws dated March 16, 2006. (filed herewith)